As filed with the Securities and Exchange Commission on August 12, 2025

Registration No. 333-265332

Registration No. 333-267656

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-265332

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-267656

UNDER

THE SECURITIES ACT OF 1933

GLOBAL CLEAN ENERGY HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	87-0407858
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.)

6451 Rosedale Hwy

Bakersfield, CA 93308

(661) 742-4600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Noah Verleun

Chief Executive Officer

6451 Rosedale Hwy

Bakersfield, California 93308

(661) 742-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Julian Seiguer, P.C.

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

(713) 836-3600

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above-referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments related to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”), filed by Global Clean Energy Holdings, Inc., a Delaware corporation (the “Company”), are being filed to withdraw from registration any and all securities of the Company that remain unsold under such Registration Statements:

●	Registration Statement on Form S-3 filed on June 1, 2022 (File No. 333-265332); and

●	Registration Statement on Form S-3 filed on September 29, 2022 (File No. 333-267656).

As disclosed in the Company’s Current Report on Form 8-K filed on April 18, 2025 with the SEC, on April 16, 2025, the Company and certain of its subsidiaries each filed a voluntary petition in the United States Bankruptcy Court for the Southern District of Texas for relief under chapter 11 of title 11 of the United States Code with a prearranged chapter 11 plan.

As a result of the completion of the determination to delist and deregister the Company’s common stock, the Company has terminated all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities of the Company that had been registered for issuance under the Registration Statements that remain unsold at the termination of the offering, the Company hereby removes from registration by means of these Post-Effective Amendments all securities that were registered under the Registration Statements but remain unsold or otherwise unissued as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities, and the Company hereby terminates the effectiveness of the Registration Statements. After giving effect to these Post-Effective Amendments, there will be no remaining securities registered by the Company pursuant to the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bakersfield, State of California, on August 12, 2025.

GLOBAL CLEAN ENERGY HOLDINGS, INC.

By:	/s/ Noah Verleun
Name:	Noah Verleun
Title:	Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 under the Securities Act of 1933, as amended.

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